Exhibit 26(h)(4)(d): Form of Administrative Services Agreement dated April 28, 2008, by and among BlackRock Advisors, LLC and ING USA Annuity and Life Insurance Company and ReliaStar Life Insurance Company of New York.

AMENDMENT TO THE
ADMINISTRATIVE SERVICES AGREEMENT DATED APRIL 25, 2008

This AMENDMENT, dated as of _____________, 2009, is made to the Administrative Services Agreement dated April 25, 2008, (the “Agreement”) by and between BLACKROCK ADVISORS, LLC.

(“BAL”) and ING USA ANNUITY AND LIFE INSURANCE COMPANY and RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK, each a life insurance company organized under the laws of the State of Iowa and New York, respectively (collectively, the “Insurer”). BAL and the Insurer shall be collectively known as the “Parties.”

WHEREAS, the Parties wish to amend the Agreement as set forth herein.

NOW, THEREFORE, the Parties hereby amend the Agreement as follows:

1.	To include RELIASTAR LIFE INSURANCE COMPANY and SECURITY LIFE OF DENVER, each a life insurance company organized under the laws of the State of Connecticut, Minnesota and Colorado, respectively.

2.	To delete Section 5 in its entirety and replace with the following:

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered

to the Insurer:	to BAL:
ING Americas	BlackRock Advisors, LLC.
U.S. Legal Services	40 East 52nd Street
1475 Dunwoody Drive	New York, NY 10022
West Chester, PA 19380	Attn: Anne Ackerley
With a copy to:
ING Americas
U.S. Legal Services
One Orange Way, C1S
Windsor, CT 06095-4774
Attn: J. Neil McMurdie, Counsel
And
ING Investment Funds
520 Madison Avenue
New York, NY 10022
Attn: Bebe Wilkinson, Head of Outside
Funds

3. All other provisions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this instrument to be executed as of the date first set forth above.

BLACKROCK ADVISORS, LLC.	RELIASTAR LIFE INSURANCE COMPANY OF
NEW YORK
By:	By:
Name:	Name:
(Please print)	(Please print)
Title:	Title:
(Please print)	(Please print)
Date:	Date:
(Please print)	(Please print)

SECURITY LIFE OF DENVER INSURANCE
RELIASTAR LIFE INSURANCE COMPANY	COMPANY
By:	By:
Name:	Name:
(Please print)	(Please print)
Title:	Title:
(Please print)	(Please print)
Date:	Date:
(Please print)	(Please print)

BLACKROCK VARIABLE SERIES FUNDS,	BLACKROCK DISTRIBUTORS, INC.
INC.
By:	By:
Name:	Name:
(Please print)	(Please print)
Title:	Title:
(Please print)	(Please print)
Date:	Date:
(Please print)	(Please print)